Exhibit 10.31

                        UNPROTECTED LEASE AGREEMENT

        Made and entered into at Haifa on the 19th day of March 1998

 BETWEEN:  SCAN GROUP YOKNEAM LTD.
           of 66 Hahistadrut Street, Haifa Bay
           (hereinafter: "THE LESSOR")                      of the one part


 AND:      E.S.C. MEDICAL SYSTEMS LTD.
           P.O. Box 240 Yokneam 20692
           of Industrial Park Yokneam,
           (hereinafter: "THE LESSEE")                    of the other part


 WHEREAS The Lessor has a capitalized Development Contract with the Israel Lands Administration, which permits it to construct a building on a parcel of land located in Yokneam, which is known, pursuant to Detailed Plan 163/BT/C, as Plot 3 in Parcel/portion of Parcels 12, 13 Block 11495 (hereinafter: "THE LAND"); and

 WHEREAS Photocopies of the Development Contract and the regulations of the Town Planning Scheme are attached to this Contract as an integral part hereof, marked "A" and "B" respectively.

 WHEREAS The Lessor intends to exercise and effectuate the Development Contract and to construct a building on the Land in accordance with a sketch and the alterations plan attached hereto
           (hereinafter: "THE BUILDING") which the Lessor designates for the high-tech industry; and

           A copy of the sketch and the alterations plan is attached hereto as an integral part of this Contract and is marked "C".

 WHEREAS The Lessee wishes to take the leased premises, as hereinafter defined, on hire from the Lessor and the Lessor wishes to let same to the Lessee, without the Tenants Protection Law (Consolidated Version) 5732-1972 applying to the lease of the leased premises created pursuant to this Contract, and without the Lessee being a protected tenant within the meaning of the aforesaid law and/or any legislation likely to confer on it such status, and subject to the conditions of this Agreement below; and

 WHEREAS The Lessor agrees to let the leased premises to the Lessee as aforesaid and there is no bar or impediment to either party contracting under this Agreement;


          NOW THEREFORE IT IS AGREED, DECLARED AND STIPULATED BY
                          THE PARTIES AS FOLLOWS:


 1.   PREAMBLE

      The preamble to this Contract and the appendices attached hereto constitute an integral part hereof.

 2.   INTERPRETATION

      2.1 The headings to clauses in this Contract have been inserted for the convenience of reading only. They do not form part of the Contract and shall not be used for purposes of the interpretation hereof.

      2.2 Everything stated in the singular also includes the plural, and vice versa, and everything in the masculine gender includes the feminine, unless a different meaning is to be inferred from the context.

      2.3 Unless the context otherwise dictates, the words set forth below shall, in this Contract, have the meanings set opposite them:

           "THE LEASED PREMISES" -- the entire area of the Building and everything that may be built by the Lessor on the Land.

 3. PERIOD OF LEASE, PURPOSE THEREOF AND NON-APPLICABILITY OF TENANTS PROTECTION LAWS

      3.1  PERIOD OF LEASE

           3.1.1 The Lessor hereby lets the Leased Premises to the Lessee and the Lessee hereby takes the Leased Premises on hire from the Lessor for a period of 9 years and 11 months, commencing from April 1, 1999 and terminating on February 28, 2009 (hereinafter: "THE PERIOD OF LEASE").

                     It is agreed that at such time the Leased Premises will be in a state of delivery to the Lessee only as an envelope in accordance with the technical specification (hereinafter: "THE SPECIFICATION") which is attached as an appendix to this Contract.

                     The Specification is attached as an integral part of this Contract, marked "D".

                     If for any reason, which is not the result of delays connected with the Lessee and/or arising from acts and/or omissions of the Lessee, the aforesaid date of delivery should be postponed, so that the date of termination of the Period of Lease will be at the end of 9 years and 11 months from the date the Leased Premises are ready for delivery in the condition of an envelope, as aforesaid, or will be postponed for the duration of the period of delay which was caused (hereinafter: "THE EXTENDED DATE"). [Translator's note: this is how the clause reads in the original.]

           3.1.2 The Lessee hereby undertakes to use the Leased Premises for current business activity and will, throughout the entire Period of Lease conduct a business in the Leased Premises the purpose of which is as described below.


           3.1.3 Should the Lessee cease the use of the Leased Premises, or vacate the Leased Premises prior to the end of the Period of Lease, this will not have the effect of releasing the Lessee from fulfilling its full obligations, including payment of rentals and the remaining payments it is obliged to pay pursuant to this Contract, up to the end of the Period of Lease.

                     Should the Lessee request to bring a substitute tenant in its place, it will be obliged to obtain the Lessor's consent to the identity of the substitute tenant. In the event that the substitute tenant is a subsidiary under the control of the Lessee and/or an affiliated company according to its definition at law, the consent of the Lessor as aforesaid will not be required.

                     The substitute tenant will be obliged to assume all the Lessee's full obligations pursuant to this Agreement and will be obliged to provide collateral security for the due fulfillment of such obligations, upon the Lessor's demand. In such event the Lessee will be discharged from its obligations and its rights pro rata to the portion of the property and the collateral security the substitute tenant has furnished to the Lessor.

                     The Lessor will not object to a sub-tenant moving into the Leased Premises, provided that the Lessee remains responsible for all its obligations pursuant to this Contract.

           3.1.4 It is hereby agreed that the right is reserved to the Lessor to be late in delivery of occupation and in the start of the Period of Lease by 45 days, without any compensation of any sort, in the event that the Building and/or the Leased Premises are not ready in accordance with the provisions of this Contract for purposes of delivery to the Lessee.

           3.1.5 If the Lessor should be late in delivering occupation by a period in excess of 45 days as mentioned above, the Lessor will pay the Lessee agreed pre-estimated absolute damages in an amount of 15,000 US dollars in respect of each month of delay after such 45 days and a proportionate payment in respect of a delay of part of a month.

                     The parties regard the aforesaid amount of agreed damages as the probable result of such delay, and they undertake not to demand a change therein, upwards or downwards, for any reasons and/or circumstances.

           3.1.6 Should the Lessor be late in delivering occupation for a period which exceeds 7.5 months from the date of delivery of occupation or from the Extended Date, the Lessee will be entitled to cancel this Contract.

      3.2  PURPOSE OF THE LEASE

           The Lessee hereby takes the Leased Premises on hire for purposes of using it as a building for high-tech industry, and it shall be forbidden for the Lessee to use the Leased Premises for any other use.

      3.3  NON-APPLICABILITY OF TENANTS PROTECTION LAWS

           3.3.1 On the date of commencement of the Tenants Protection Law (Miscellaneous Provisions), 5728-1968, there was no tenant entitled to occupy the Building.

           3.3.2 The Lessee hereby declares that it has not been called upon to pay and has not paid key money or payments likely to be construed as key money, and that all the works, alterations, improvements and elaborations which are made in the Leased Premises, if made, are not and will not be fundamental changes and that the provisions of Part C of the Tenants Protection Law (Consolidated Version) 5732-1972, which relates to key money, shall not apply to the Contract.

           3.3.3 The lease, the Lessee and the Leased Premises are not protected pursuant to provisions of the Tenants Protection Law (Consolidated Version) 5732-1972, nor pursuant to the provisions of any other law which protects a tenant or lessee in any manner whatsoever, and the aforesaid laws and amendments thereto and the regulations made, or which may in the future be made, in accordance therewith, do not apply and will not apply to the Building and/or the lease and/or Lessee and/or the Leased Premises and/or the Contract.

           3.3.4 At the time of vacation of the Leased Premises, the Lessee will not be entitled to any payment, either as key money or in any other form.

           3.3.5 For the avoidance of doubt and without derogating from the foregoing, the Lessee hereby declares and undertakes that if any allegation should be raised in the future that the contractual arrangement pursuant to this Contract is protected by the Tenants Protection Law, or any other law whatsoever, then and in that event the Lessee will indemnify and compensate the Lessor in respect of any damage which may be sustained by the Lessor, including the difference between the value of the property at the end of the Period of Lease as an occupied property, and its value on the free market as a vacant property.

 4.   RENTALS

      4.1 The monthly rentals in respect of the Leased Premises will be an amount of 5.75 (five dollars and seventy-five cents) US dollars, at their value in shekels according to the representative rate which will be published by the Bank of Israel on the date of signing of the Contract, plus V.A.T. as prescribed by law, in respect of each square meter of the area of the Leased Premises, which will be measured according to a plan of the final state of the Leased Premises.

           Should the Lessee dispute the correctness of the final state plan and its liability for rentals as deriving therefrom, it will be entitled to produce a plan signed by a chartered surveyor on its behalf, and the parties will calculate the rentals in accordance with that plan.

           The rentals will be linked to the Cost of Living Index (including fruit and vegetables) which is published each month by the Central Bureau of Statistics (or any other body which may replace it, if it should replace it), with the basic index being the last-known index prior to the signing of this Contract, and the determining index being the index known on the 1st day of each of the months of payment.

           Linkage differentials to the index will be added to each and every payment pursuant to this Agreement according to the percentage difference between the determining index and the basic index, where this difference is divided by the basic index and multiplied by the payment.

           The aforesaid rentals, including the linkage differentials, will henceforth be referred to as "THE BASIC RENTALS".

      4.2 The rentals will be payable in advance, once every three months on the 1st day of the month in which the payment is made.

      4.3 It is hereby agreed that in respect of the area of the parking basement of the Building, no rentals will be payable, unless any use is made of the parking basement which differs from its designation as a parking basement, in which case an amount equivalent to a multiple of 4 dollars x number of square meters in which such different use is made, will be added to the rentals.

 5.   RECEIPT OF THE LEASED PREMISES

      5.1 The Leased Premises will be delivered to the Lessee on the date of commencement of the Period of Lease, where same are complete in accordance with the Specification and with the matters set forth in this Contract, and are connected to the electricity, water and telephone networks.

           The Leased Premises will be delivered in the state of an "envelope" only, which contains an air-conditioning system, on a basis that the Building is constructed according to the plans and Specification and pursuant to the general inter-ministry specification (the Blue Book) and with the air-conditioning system being checked and inspected seven days prior to delivery.

           The Lessor declares that the air-conditioning equipment will comply with the Israeli standards mark and that the system will be designed and will operate in accordance with any standard, to the extent that one exists. It is recorded that the amount of the investment is $150,000 at the expense of the Lessor, and the Lessee shall approve the equipment prior to installation.

           Should there be any constructional defect which prevents reasonable use of the Leased Premises, the date of delivery will be postponed until after repair of such constructional defect. The Lessor will repair the aforesaid constructional defects immediately.

      5.2 The Lessor will allow the execution of finishing and adaptation works in the Leased Premises during the course of construction of the Building, even if these are performed prior to the date of delivery.

           These works will be performed by the Lessor, or by a contractor to be selected by the Lessee, provided that same shall be performed through the Lessor in accordance with the rules practiced by the prime contractor (supervision, management, coordination, auxiliary materials, etc.) and under all circumstances at the Lessee's expense.

      5.3 The right is reserved to the Lessee to request from the Lessor the execution of any of the finishing and completion works inside the Leased Premises, in which case such work shall be performed against payment by the Lessee to the Lessor of the full value thereof, by way of a one-time payment in advance or against an autonomous bank guarantee for immediate payment, and in the alternative -- by way of evaluating their value to be spread over the entire Period of Lease and against suitable collateral security.

      5.4 Prior to execution of the facades of the Building, the toilet assemblies, an elevator and staircases, it shall be obligatory for the Lessor to exhibit the plan for execution to the Lessee in order to receive the Lessee's comments. It is clarified that receipt of the aforesaid comments shall not oblige the Lessor to make changes in accordance with the comments, and that in every case the decision as to whether to implement any of the comments shall be that of the Lessor alone.

      5.5 The Lessor undertakes to do its best in order to achieve the obtaining of an approval and permits for the erection of an enclosed bridge between the Building and the adjacent building which is used by the company E.S.C., and a gallery on the first floor of the Building.

           Execution of the works mentioned in this sub-clause shall be carried out by the Lessor and/or by someone on its behalf and at the Lessee's expense.

 6.   ADDITIONAL PAYMENTS FOR WHICH THE LESSEE WILL BE LIABLE

      6.1 In addition to the Basic Rentals and Value Added Tax, the Lessee undertakes to pay all the taxes, fees, levies and the compulsory payments which are imposed and/or may in the future be imposed on the Leased Premises and/or on the use thereof, during the Period of Lease, including general municipal rates and business tax, as well as expenses for the consumption of electricity, gas, telephone, house committee dues and any other expenses for the maintenance of the Leased Premises.

      6.2  Deleted.

      6.3 Also after the Period of Lease has ended, the Lessee will be liable for the payments mentioned above in this clause if the debt was created as a result of the use and/or consumption made during the course of the Period of Lease, even if the charge or the demand for payment should arrive after the end of the Period of Lease.

      6.4 The Lessee will pay the payments mentioned above in this clause immediately the due date for payment thereof arrives.

      6.5 Should the Lessor make any payment which, pursuant to the provisions of this Contract, is imposed on the Lessee, the Lessee will be obliged to pay such payment to the Lessor immediately upon the Lessor's first demand, together with linkage differentials to the index and plus penalty interest in accordance with Clause 9.2 below, reckoned from the date each such payment was made by the Lessor and up to the time of full actual refund thereof to the Lessor.

           The Lessor will give the Lessee one week's prior notice with regard to payment in accordance with this clause.

      6.6 A contribution towards the Company's legal expenses in respect of the drawing of this Agreement in a sum equivalent in shekels to 5,000 (five thousand) US dollars, plus V.A.T., shall be borne and paid by the Lessee at the time of signing of this Agreement, and shall be paid directly to Adv. Hershkovitz, who it is clarified represents only the Lessor in all matters connected with this Contract.

 7.   MAINTENANCE OF THE LEASED PREMISES DURING THE PERIOD OF LEASE

      7.1 The Lessee shall keep the Leased Premises in good order and condition, shall maintain order and cleanliness of the Leased Premises and its surrounds, the installations and accessories thereof, and shall make use thereof in careful and meticulous manner and shall comply with the directives of any competent authority, as may apply from time to time, in connection with cleaning arrangements, the manner of removal of waste remnants, and preserving the proper working order of the drainage system and all the remaining systems in the Leased Premises.

           The Lessor undertakes to bring to the notice of the Lessee all directives of a competent authority, as aforesaid, if and to the extent that such directives are brought to its notice.

      7.2 During the first two years of the lease only, the Lessor will, at its expense, repair any defect, fault or flaw which may be caused or created or discovered in the Leased Premises in any part thereof, including plumbing repairs and various other repairs, and shall do so upon same manifesting themselves and/or being caused and/or at the time of discovery thereof, save and except for repairs or damage caused as a result of unreasonable use of the Leased Premises.

      7.3 Should a necessity arise for any repair which the Lessee is responsible to repair in accordance with Clause 7.2 above, the Lessee will be obliged to repair it at its expense within a reasonable time from the date such necessity was discovered. Should the Lessee fail to perform the repair as aforesaid, the Lessor will be entitled, but not obliged, to perform such repair after having given the Lessee 60 days prior notice, and all the costs of the repair shall be borne by the Lessee, who will be obliged to refund same to the Lessor immediately upon first demand, plus linkage differentials and penalty interest in accordance with Clause 9.2 below, reckoned from the date of payment by the Lessor for the repair and up to the time of full actual payment to the Lessor. The Lessor will be obliged to found its demand for a monetary refund, as referred to in this sub-clause, on documents such as receipts, invoices, etc.
           Repairs which are under the responsibility of the Lessor as set forth in Clause 7.2 above, shall be repaired by it, and if it fails to do so, the Lessee may, after having delivered notices as mentioned in this clause and mutatis mutandis as the case may be, perform such repairs itself.

      7.4 The Lessee undertakes to comply with the provisions of any law, including a statute, regulation, order, bylaw or directive of any competent authority which relates to the conduct of the Lessee's business in the Leased Premises and in connection with the maintenance of the Leased Premises and the use thereof. The Lessee will also be responsible for the payment of any fine which may be imposed as a result of the non-compliance with such provisions.

      7.5 The Lessee undertakes not to perform any external alteration to the Leased Premises and/or any alteration which according to law requires a permit from the authorities and/or any alteration which would be likely to change and/or to adversely affect the basic structure of the Building, unless it has attained the Lessor's prior written consent.

           Further and in addition it is hereby agreed that any alteration in the Building which may create additional floor space (such as: a gallery) will make it obligatory for the Lessee to arrange with the Lessor additional rentals which will be payable to the Lessor in respect of such added area, and this must be done prior to the alteration being made and as a pre-condition for making it.

      7.6 The warranties which the Lessor will receive in respect of systems in the Building and the installations therein will, as far as possible, also be endorsed into the name of the Lessee.

      7.7 Should the Lessor agree to the Lessee's request to introduce alterations into the Leased Premises, the Lessee will be obliged, at the end of the Period of Lease, to restore the Leased Premises to their former condition, to the state in which they were prior to execution of the alterations, or to leave it in its altered condition, all in accordance with a decision of the parties.

           It is clarified that nothing in the foregoing shall oblige the Lessee to return the Leased Premises to envelope condition.

           Notwithstanding the contents of this clause, the Lessee will be entitled at any time, up to the end of the Period of Lease, to dismantle any addition it has installed in the Leased Premises with the Lessor's consent, and to act in respect thereof, after it has been dismantled, as an owner would act, provided that the Lessee shall not cause damage to the Leased Premises after dismantling of the addition.

      7.8 The Lessor and any of its managers will be entitled to enter the Leased Premises, by prior arrangement with the Lessee, and at any reasonable time in order to inspect the state of the Leased Premises and also for purposes of performing repairs, work, technical or other arrangements for the Leased Premises. Nothing contained in this sub-clause shall impose any obligation on the Lessor to perform any of the matters mentioned in this Contract.

      7.9 The Lessee shall comply with all directives of the Lessor and directives of any other competent authority connected with fire extinguishing arrangements and procedures, prevention of fires, civil guard and safety measures.

 8.   ASSIGNMENT OF RIGHTS

      8.1 The Lessee undertakes to use the Leased Premises solely itself or through its employees and it shall be prohibited for the Lessee to allow another or others to make use of the Leased Premises, or part thereof, whether for consideration or otherwise, directly or indirectly.

      8.2 The Lessee undertakes not to transfer and/or to assign and/or to endorse and/or to pledge and/or otherwise to encumber this Contract and/or any right pursuant hereto, in favor of another or others, and not to lease out the Leased Premises, or part thereof, under a sub-lease, and not to deliver occupation or the use thereof, or any part thereof, to another or others, for consideration or otherwise, in any manner whatsoever. Any transfer and/or assignment and/or endorsement and/or pledge and/or encumbrance the Lessee may make contrary to the foregoing will be null and void ab initio and devoid of any validity.

           The contents of this sub-clause are subject to the provisions of Clause 3.1.3 above. A subsidiary of the Lessee will be deemed to be the Lessee itself.

 9.   BREACHES AND REMEDIES

      9.1 The provisions of the Contracts Law (Remedies for Breach of Contract), 5731-1970 and the provisions of the Contracts Law (General Provisions), 5733-1973, shall apply to this Contract.

      9.2 It is agreed between the parties that in the event that the Lessee should default in any of the payments it is obliged to pay pursuant to this Contract by more than 7 days, the Lessor will be entitled to interest at a rate equivalent to the maximum rate of interest prevailing at that time at Bank Leumi B.M. in respect of credit excesses which go beyond a normal credit framework, on the amounts which the Lessee defaults in effecting the payment thereof, with this being in addition to and without derogating from any other right which may be available to the Lessor pursuant to this Contract and/or according to any law.

 10.  LICENSING AND LICENSES

      10.1 The Lessee hereby undertakes to obtain any license required by it and to see to it that the business is conducted in accordance with any license that is required, according to any law, including by any municipal, governmental, local or other authority, for purposes of operating and conducting the Lessee's business in the Leased Premises.

      10.2 Throughout the entire Period of Lease the Lessee shall attend to the renewal of the licenses and approvals required for the conduct and operation of its business as aforesaid.

      10.3 For the avoidance of doubt, the Lessor is not responsible to the Lessee for obtaining licenses or approvals from any authority, provided that the reason for the failure to obtain such approval is not due to an act and/or omission on the part of the Lessor.

 11.  INSURANCE

      11.1 The Lessee hereby undertakes that at its expense it will, throughout the Period of Lease, insure the building of the Leased Premises and the contents thereof against:

           11.1.1    Risks of fire, explosion, earthquake.

           11.1.2    Flood, water damage of any sort.

      11.2 The Lessee hereby undertakes that at its expense it will, throughout the Period of Lease, insure its operations in the Leased Premises by way of the following forms of insurance:

           11.2.1 Third party liability insurance with limits of liability of not less than an amount equivalent to 1,000,000 US dollars per event and in total for each 12 months.

           11.2.2    Employers liability insurance.

           11.2.3 In addition, the Lessee undertakes that during the entire Period of Lease it will, at its expense, maintain loss of rentals insurance resulting from the Leased Premises becoming unusable due to damage caused to the Leased Premises, or the contents thereof, by the risks mentioned in Clause 11.1 above, for a period of indemnity of 12 months. This insurance may be effected by extending the fire insurance policy so that it will cover loss of rentals.

      11.3 The Lessee hereby undertakes to add the Lessor's name as an additional beneficiary under the policies mentioned above, save and except the employers liability policy.

      11.4 The Lessee shall, at the Lessor's request, exhibit all the insurance policies which have been taken out as required pursuant to this Contract, and shall also regularly present the Lessor with every new policy issued to it, or any amendment to a policy. Upon reasonable request by the Lessor, the Lessee will be obliged to add and/or update and/or amend the insurance policies to the satisfaction of the Lessee (sic!) in order that the policies comply with the criteria laid down in this Clause 11, and under all circumstances the amounts will be linked to the index each year.

      11.5 The Lessee will cause a situation that an express condition will be added to the insurance policy to the effect that the insurer expressly waives any right of subrogation or other right under any law to have recourse against the Lessor in a subrogation claim or a claim for refund or indemnity in respect of direct or indirect damage which may be caused by virtue of fault on the part of the Lessor, if such damage is caused.

      11.6 The Lessor's right of inspection and its exercise or failure to exercise its right to see the policies and to demand an update, addition or alteration, as referred to in Clause 11.4 above, shall not impose on the Lessor any liability with regard to the policies, the nature and scope thereof, or with regard to the absence thereof.

      11.7 The Lessee undertakes to comply with all the conditions of the policies mentioned above in this clause, to pay the insurance fees on due date, to see to it that the policies will be renewed and will be in full force throughout the entire Period of Lease. Failure to renew the policies at their full value, including linkage to the index, for any reason will constitute a material breach of this Contract.

      11.8 The policy shall contain a clause stating that the policy will not be amended, canceled or not renewed unless prior notice to that effect of at least 30 days is given to the Lessor.

 12.  THE LESSEE'S RESPONSIBILITY

      12.1 The Lessor, its agents and anyone acting in its name or on its behalf, will not be responsible in any manner with respect to any damage or harm which may be caused to the Lessee or to its property.

           It is hereby expressly agreed and declared that no liability of whatsoever nature will be imposed on the Lessor vis-a-vis the Lessee in respect of any damage which may be caused to the Leased Premises, or to the contents thereof, or to a third party, for any reason, whether the reason for the damage or the fault is known or unknown.

      12.2 The Lessor will not bear any responsibility or any liability in regard to any bodily damage and/or loss and/or damage to property of whatsoever nature (direct or indirect) which may be caused to the Lessee and/or its employees and/or persons engaged by it and/or its agents and/or its customers and/or its visitors and/or its invitees and/or any other person who may be in the Leased Premises, or in another area occupied by the Lessee with the Lessor's permission and/or to any property of the Lessee, and the Lessee assumes full responsibility in respect of any such damage and undertakes to indemnify the Lessor and to hold the Lessor harmless against any damages it may be likely to be ordered to pay and/or compelled to pay as a result of damage of this sort, and in respect of any expense the Lessor may incur in connection with any such damage.

           It is clarified that should any demand and/or claim be lodged or instituted against the Lessor which the Lessee is obliged to bear, as aforesaid, and the expenses attaching thereto, the Lessor shall not compromise and/or make payment of any amount without obtaining the Lessee's prior written consent.

 13.  GROUNDS FOR EVICTION

      13.1 Without prejudice to and/or without derogating from any other provision in this Contract, in each of the following cases the Lessor will be entitled, after having given a warning notice of 7 days, to terminate the contractual arrangement and the lease which is the subject matter of this Contract, and to demand the immediate vacation by the Lessor of the Leased Premises.

           13.1.1 If the Lessee is late by more than 14 days in the payment of any amount which is due to the Lessor pursuant to the provisions of this Agreement and according to any law.

           13.1.2 If a receiver (provisional or permanent) or a receiver and manager (provisional or permanent) or a liquidator (provisional or permanent) should be appointed in respect of the business and/or the property of the Lessee, or portion thereof.

           13.1.3 If the Lessee passes a resolution for winding-up or if a liquidation order is issued against it, or if the Lessee makes a compromise and/or arrangement (within the meaning thereof under the Companies Ordinance) with its creditors or some of its creditors, and/or if it becomes insolvent.

           13.1.4 If a provisional attachment or final attachment is imposed on all the Lessee's assets, or if Execution Office action is taken in respect of any of the Lessee's assets.

           13.1.5 If the Lessee commits a breach of the provisions of Clause 8 above and grants another person a right of use or any other right in and to the Leased Premises, or any part thereof.
                (The foregoing is subject to Clause 3.1.3 above).

      13.2 VACATION OF THE LEASED PREMISES

           13.2.1 At the end of the Period of Lease and/or the termination of the lease and/or cancellation of this Contract for any reason, the Lessee undertakes to vacate the Leased Premises and to deliver occupation thereof to the Lessor in circumstances where the Leased Premises are free and vacant of any person and object belonging to the Lessee, clean and tidy, and in the same condition as the Lessee received the Leased Premises from the Lessor, subject to reasonable wear and tear.

                     It is clarified that nothing contained in this clause shall oblige the Lessor (sic!) to restore the Leased Premises to envelope condition.

           13.2.2 Should the Lessee fail to vacate the Leased Premises on due date and has failed to do so also after a warning notice of 7 days it has received from the Lessor, then in addition to the Lessor's right to claim vacation of the Leased Premises, and in addition to any other right the Lessor may have in accordance with this Contract, or according to any law, and without prejudice to any remedy or right accorded to the Lessor as aforesaid, the Lessee shall pay the Lessor in respect of the period from the date on which the Lessee was supposed to vacate the Leased Premises and up to the date on which it does vacate the Leased Premises, an amount equivalent to twice the rentals, plus penalty interest in accordance with Clause 9.2 above, and together with Value Added Tax, calculated on a daily basis, from the date the obligation for payment came about and up to the time of payment to the Lessor, based on the rentals which would have been payable pursuant to this Contract had the lease been extended on the full actual conditions of this Contract. The aforesaid payment has been fixed and agreed as fair user fees and/or agreed pre-estimated liquidated damages, which the parties have assessed by way of a carefully calculated advance assessment.

           13.2.3 It is hereby expressly stipulated and agreed between the parties that nothing contained above in this clause shall confer on the Lessee a right to continue to occupy the Leased Premises (against payment of the agreed damages) and/or constitute a waiver by the Lessor of any of its rights and/or prejudice the right of the Lessor to obtain any other remedy and relief, including, but without prejudice to the generality of the foregoing, eviction and/or ejectment of the Lessee from the Leased Premises.

 14.  ENCUMBRANCE OR PLEDGE BY THE LESSOR

      14.1 The Lessor shall have the right to pledge and/or to encumber this Contract, in whole or in part, to endorse its rights herein to others, to transfer the Contract in whole or in part in any way and manner as the Lessor may from time to time see fit, whether with a view to obtaining finance or for any other purpose, all in the Lessor's sole discretion, but without prejudice to the rights of the Lessee pursuant to this Contract of lease.

      14.2 Without prejudicing the Lessee's rights pursuant to this Contract, the Lessor may assign its rights in and to the Leased Premises, in whole or in part, and may transfer ownership partially or fully, in its sole and absolute discretion, without requiring the Lessee's consent, and the Lessee accepts, expressly and in advance, any such action which may be taken by the Lessor unequivocally, and the Lessee will have no allegation or claim or demand of any sort as against the Lessor or anyone acting on the Lessor's behalf.

 15.  THE LESSOR'S REMEDIES IN RESPECT OF BREACHES

      15.1 Without derogating from the contents of Clause 9 above, or from what is stated further on in this clause and without derogating from the specific remedies which appear in this Contract, the provisions of the Contracts Law (Remedies for Breach of Contract), 5731-1970, and the provisions of the Contracts Law (General Provisions), 5733-1973, will apply to a breach of this Contract.

      15.2 If the Lessee fails to keep the Leased Premises in good order and condition and/or does not repair whatever requires repair in the Leased Premises and/or fails to return the Leased Premises to the Lessor at the end of the Period of Lease in good order and condition and/or if any damage should be caused to the Leased Premises during the Period of Lease which has not been repaired by the Lessee, then in addition to any other right the Lessor may have in such event, in accordance with the provisions of this Contract and/or pursuant to any law, the Lessor will be entitled to carry out any repair and/or perform any action it may deem fit with regard to remedying the damage and/or to restore the state of the Leased Premises to their former condition, all at the Lessee's expense.

           The foregoing is without derogating from the Lessor's obligations under Clause 7.2 above.

      15.3 In every case in which the Lessee abandons the Leased Premises and/or vacates the Leased Premises without justification for a period in excess of 180 normal consecutive business days in the State of Israel, or if for any reason the Lessee fails to conduct business in the Leased Premises for a period exceeding 180 normal consecutive business days in the State of Israel, the Lessor shall have the right, without prejudice to its remaining rights pursuant to this Contract with regard to payments due to it from the Lessee [translator's note :something missing in original Hebrew text] with its consent, and to receive occupation of the Leased Premises unconditionally; in such event the Lessor shall be entitled to store the Lessee's articles which are in the Leased Premises at such place as the Lessor shall deem fit, at the Lessee's expense, and the Lessee shall be obliged to refund to the Lessor the costs of storage and custody which the Lessor incurs in connection with the foregoing. The Lessor will not be responsible for damage of any sort which may be sustained by the Lessee, if such damage is sustained, due to the Lessor's aforesaid actions. The foregoing in this clause will not apply in the event that the Lessee bears and pays all the payments imposed on it in accordance with the provisions of this Agreement.

      15.4 In every case of a cancellation of the Lessee's rights under this Contract, due to the breach of this Contract by the Lessee, the Lessor will be entitled to any additional remedy available to it at law by virtue of the breach, including the remedy of compensation, prohibitory injunction and mandatory injunction. Notwithstanding everything set forth in this Contract and in addition thereto, in the case of a breach by the Lessee in consequence of which the Lessee is evicted from the Leased Premises prior to the end of the Period of Lease, the Lessee will be obliged to make payment to the Lessor for the period from the date of eviction and up to the end of the Period of Lease, of reasonable compensation which will be equivalent to the loss of rentals the Lessor has suffered due to the cancellation, either for the full remainder of the Period of Lease or for the period until the Leased Premises are let to another tenant, and thereafter until the end of the Period of Lease in respect of a loss of rentals, if there should be any, due to lower rentals being payable by the other tenant.

 16.  GUARANTEES -- COLLATERAL SECURITY

      16.1 As security for the fulfillment of the Lessee's obligations pursuant to this Contract, the Lessee shall lodge with the Lessor's attorney, at the time of signing of the Contract, an autonomous bank guarantee payable immediately upon demand, in an amount of 100,000 (one hundred thousand) US dollars, in their value in shekels on the date of issue of the guarantee.

           The guarantee will not be delivered by the aforesaid attorney to the Lessor until after prior notice of 7 days regarding his intention to do so has been given.

      16.2 It is hereby expressly agreed and declared between the parties that the giving of the guarantee for performance of the conditions of this Contract does not constitute any form of waiver by the Lessor of its rights to other remedies against the Lessee, whether same are remedies as described in the body of the Contract or are remedies available to the Lessor by operation of any law, as in force at the time of signing of the Contract or which may apply in Israel at the time of the breach.

      16.3 The foreclosure upon the guarantee will not affect the Lessor's right to claim and obtain any other remedy from the Lessee and/or from the guarantees.

      16.4 At the end of the Period of Lease and at the time of delivery of the Leased Premises to the Lessor, the Lessee will be obliged to furnish the Lessor with confirmations to the effect that all the payments and fees for which it was liable have been paid by it up to the date of return of the Leased Premises.

           Subject to the furnishing of all the aforesaid certificates, and the Lessee's compliance with all the conditions of the Contract and the absence of claims by the Lessor against the Lessee, the guarantee will be returned to the Lessee.

      16.5 Should the Lessor be obliged to apply to court as a result of a breach of the Contract by the Lessee, and the court rules that the Lessee has indeed breached the Agreement, all the Lessor's expenses which it will be obliged to incur, including attorney's fees according to the minimum tariff of the Israel Bar, shall be borne by the Lessee.

      16.6 It is expressly agreed that in every case in which the Lessee is obliged to vacate the Leased Premises, the Lessor will be obliged to give notice and to demand that the Electric Corporation and the Municipality disconnect the supply of electricity and water to the Leased Premises.

 17.  DELETED.

 18.  GENERAL

      18.1 No procrastination and/or waiting and/or lack of response, failure to act or failure to take steps by either of the parties to this Contract, shall be construed under any circumstances as being a waiver by such party of its rights pursuant to the Contract in respect of a continuing or additional breach by the other party, unless it has made an express written waiver of any of its rights.

      18.2 All the payments the Lessee is obliged to pay pursuant to this Contract shall be paid by the Lessee to the Lessor by way of bank transfer in accordance with details which will be given by the Lessor in writing.

      18.3 The addresses of the parties for purposes of the Contract are those appearing at the head of the Contract.

           Should the parties and/or either one of them change their address, they shall give written notice to the other party of the new address in Israel, and from that time onwards such address will serve as the address of that party for purposes of the Contract.

      18.4 Any notice sent by one party to the other in accordance with the Contract shall be sent by registered mail or shall be delivered by hand and shall be deemed to have been delivered within the reasonable time in which such notice ought to reach the addressee.

      18.5 The expenses for stamping this Contract shall be borne by the parties in equal shares.


 IN WITNESS WHEREOF THE PARTIES HAVE SIGNED AT THE PLACE AND ON THE DATE FIRST AFOREWRITTEN:



 ___________________________         _____________________________
         The Lessor                            The Lessee